EXECUTION COPY

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 14, 2006, between Cheetah Oil & Gas Ltd., a Nevada corporation, with headquarters located at 809 Manning Road NE, Calgary, Alberta, T2E 7M9, Canada (the “Company”), and Macquarie Holdings (USA) Inc. (the “Buyer”).

WHEREAS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Company has authorized a new series of senior secured convertible notes of the Company, which notes shall be convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”) or securities convertible into, or exercisable or exchangeable for, Common Stock (“Equity-Securities”), in accordance with the terms of such notes.

C.           The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of convertible notes (in two separate tranches), in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the “Notes”) (which aggregate amount shall be up to US$10,000,000) (as converted, collectively, the “Conversion Shares”) and (ii) warrants to be issued in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to 3,000,000 (as adjusted for stock splits, stock dividends, recapitalizations and the like) shares of Common Stock (as exercised, collectively, the “Warrant Shares”).

D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares (including shares of Common Stock issuable upon conversion, exercise or exchange of Equity Securities) and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.           The Notes, the Conversion Shares (including shares of Common Stock issuable upon conversion, exercise or exchange of Equity Securities), the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

F.            On the initial funding date, the Notes will be (i) secured by a perfected security interest in all of the assets of the Company, in all of the assets of

Cheetah Oil & Gas Ltd., a company formed under the laws of British Columbia, Canada (“Cheetah BC”) (other than assets of Cheetah BC located in Papua New Guinea (“PNG”) which require prior governmental approvals in order to grant a perfected security interest in such assets) and all of the assets of Scotia Petroleum Inc. Limited, a company formed under the laws of British Columbia (“Scotia BC”) (other than assets of Scotia BC located in PNG which require prior governmental approvals in order to grant a perfected security interest in such assets) as evidenced by the Pledge and Security Agreement from the Company, Cheetah BC and Scotia BC in favor of the Buyer, in the form attached hereto as Exhibit D (as amended or modified from time to time, the “Pledge and Security Agreement”) and (ii) guaranteed by the Guarantee of Cheetah BC and Scotia BC as evidenced by the Guarantee of Cheetah BC and Scotia BC, in the form attached hereto as Exhibit E (as amended or modified from time to time, the “Guarantee”).

G.           As soon as practicable after the initial funding date, but in any event no later than forty-five (45) days thereafter, the Notes will be secured by a perfected security interest in all assets of the Company and in all assets of each of the Company’s Subsidiaries (including all assets of any of the Company’s Subsidiaries located in PNG), as evidenced by (A) an amendment to the Pledge and Security Agreement from each of Cheetah BC and Scotia BC in favor of Buyer (amended to include each of Cheetah PNG and Scotia PNG as a party), (B) the Deed of Charge from each of Cheetah Oil & Gas PNG Limited, a company incorporated in Papua New Guinea (“Cheetah PNG”) and Scotia Petroleum Inc. Limited, a company incorporated in Papua New Guinea (“Scotia PNG”), in favor of Buyer, in the form attached hereto as Exhibit F (as amended or modified from time to time, the “Deed of Charge”), (C) the Mortgage of Tenements from each of Cheetah PNG and Scotia PNG, in favor of Buyer, in the form attached hereto as Exhibit G (as amended or modified from time to time, the “Mortgage of Tenements”) and (D) the Share Mortgages from Cheetah BC and Cheetah PNG, each in the form attached hereto as Exhibit H (as amended or modified from time to time, the “PNG Share Mortgages”), which security interests shall be senior to all other security interests therein, and guaranteed by the Guarantee of each of the Company’s Subsidiaries, including guarantees by Cheetah PNG and Scotia PNG (each such Guarantee, together with each Pledge and Security Agreement, Deed of Charge, Mortgage of Tenements and PNG Share Mortgages, as each may amended or modified from time to time, collectively, the “Security Documents”).

H.           All of the net proceeds of the purchase of the Notes shall be used by the Company and its Subsidiaries in accordance with the terms of this Agreement.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES AND WARRANTS.
(a)	Purchase of Notes and Warrants on Tranche A Closing.
(i)	Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Tranche A Closing Date (as defined below), (A) one or more Notes with an aggregate principal amount of Five Million Dollars (US$5,000,000), (B) one or more Warrants to acquire One Million Five Hundred Thousand (1,500,000) Warrant Shares exercisable at any time on or after June 1, 2006 (the “A Warrants”) and (C) one or more Warrants to acquire One Million Five Hundred Thousand (1,500,000) Warrant Shares exercisable at any time on or after the Tranche B Commitment Date (the “B Warrants” and collectively with the A Warrants, the “Warrants”) (the “Tranche A Closing”).

(ii)

Tranche A Closing. The date and time of the Tranche A Closing (the “Tranche A Closing Date”) shall be 10:00 a.m., Houston time, on the date three (3) Business Days (or such later date as is mutually agreed to by the Company and the Buyer) after the date that Buyer and Company agree as to the satisfaction (or waiver) of the conditions to the Tranche A Closing set forth in Sections 6(a) and 7(a) below. The Tranche A Closing shall be at the offices of Pillsbury Winthrop Shaw Pittman LLP, 909 Fannin Street, Houston, Texas 77010 (or at such other location as the Parties agree). The Company shall provide written notification to the Buyer of the satisfaction of the conditions to the Tranche A Closing set forth in Sections 6(a) and 7 and request a closing date no sooner than three (3) Business Days after the date of such notice. Upon receipt of such written notification, Buyer will notify Company within two (2) Business Days whether it agrees that all of the conditions to the Tranche A Closing set forth in Sections 6(a) and 7(a) have been satisfied.

(iii)

Purchase Price. The aggregate purchase price for the Notes to be purchased by the Buyer at the Tranche A Closing and the Warrants (the “Tranche A Purchase Price”) shall be Five Million Dollars (US$5,000,000).

(b)	Purchase of Notes on Tranche B Closing.
(i)

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below (the date of the satisfaction or waiver of such conditions being the “Tranche B Commitment Date”), the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Tranche B Closing (as defined below) one or more Notes with an aggregate principal amount of up to Five Million Dollars (US$5,000,000). For purposes of this Agreement, the “Tranche B Closing” shall be a date no earlier than three Business Days after the Company provides a written request to the Buyer in a form reasonably acceptable to the Buyer (the “Tranche B Funding Request”) requesting a closing of the Tranche B Notes, which the Company may only request on or after the Tranche B Commitment Date, and on a date on which each of the conditions set forth in Sections 6(b) and 7(b) below remain satisfied.

(ii)

Tranche B Note Closing. The date and time of the Tranche B Closing (the “Tranche B Closing Date”) shall be 10:00 a.m., Houston time, three days after the Buyer’s receipt of the Tranche B Funding Request, at the offices of Pillsbury Winthrop Shaw Pittman LLP, 909 Fannin Street, Houston, Texas 77010.

(iii)

Purchase Price. The aggregate purchase price for the Notes to be purchased by the Buyer in connection with the Tranche B Closing (the “Tranche B Purchase Price”) shall be the amount requested by the Company up to Five Million Dollars (US$5,000,000).

(c)	Form of Payment.
(i)

Tranche A. On the Tranche A Closing Date, (i) the Buyer shall pay the Tranche A Purchase Price to the Company for the Notes to be issued and sold to the Buyer at the Tranche A Closing and the Warrants, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to the Buyer (A) the Notes (allocated in the principal amounts as the Buyer shall request) which the Buyer is then purchasing and (B) the Warrants, in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

(ii)	Tranche B. On the Tranche B Closing Date, (i) the Buyer shall pay the Tranche B Purchase Price to the Company for the Notes to be issued and sold to the Buyer at the Tranche B Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to the Buyer the Notes (allocated in the principal amounts as the Buyer shall request) which the Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

(d)	Payment of Net Taxes.
(i)

Any and all payments to or for the benefit of Buyer hereunder or under any other Transaction Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income or capital of Buyer by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a connection between Buyer and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Transaction Documents. If the Company shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Transaction Document to Buyer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1(d), Buyer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  The Company agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York, Papua New Guinea, or Canada from any payment made hereunder or under any other Transaction Document or from the execution or delivery or otherwise with respect to this Agreement or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(ii)

The Company shall indemnify the Buyer for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under Section 1(d) paid by the Buyer, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that the Company shall not be obligated to indemnify the Buyer for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee’s gross negligence or willful misconduct. Payments by the Company pursuant to this indemnification shall be made within 30 days from the date the Buyer makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. The Borrower agrees to repay the Company any refund received by the Buyer for Taxes or Other Taxes that were paid by the Company pursuant to this Section 1(d) and to contest, with the approval and participation of and at the expense of the Company, any such Taxes or Other Taxes which the Buyer or the Company reasonably believes not to have been properly assessed.

(iii)

Within 30 days after the date of any payment of Taxes by the Company, the Company shall furnish to the Buyer the original or a certified copy of a receipt evidencing payment thereof and the Company shall compensate the Buyer for all reasonable losses and expenses sustained by the Buyer as a result of any failure by the Company to so furnish such copy of such receipt.

(iv)	The obligations of the Company under this Section 1(d) shall survive the termination of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants that:

(a)

No Sale or Distribution. The Buyer is acquiring the Notes and the Warrants, and upon conversion of the Notes and exercise of the Warrants, will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer is acquiring the Securities hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)	Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(c)

Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)

Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein.

(e)

No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)

Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, or (C) the Buyer sells, assigns or transfers such Securities pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”) or to any affiliate of the Buyer; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)

Legends. The Buyer understands that the certificates or other instruments representing the Notes and Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION

STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR TO AN AFFILIATE OF HOLDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder notifies the Company that the Securities are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A or to an affiliate of such holder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer on each of the date of this Agreement, the Tranche A Closing Date and the Tranche B Closing Date that:

(a)

Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries are duly qualified as a foreign entity to do business and are in good standing in every jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement “Subsidiaries” means any entity in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or holds an equity or similar interest representing 50% or more of the outstanding equity or similar interest of such entity. As used in this Agreement “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company or its Subsidiaries to perform their obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a). Except with respect to assets with a value of less than $10,000, each of the Company and the Company’s Subsidiaries owns only those assets as indicated on Schedule 3(a).

(b)	Authorization; Enforcement; Validity.
(i)

The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and the Warrants (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. Each of the Company’s Subsidiaries has the requisite power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

(ii)

The execution and delivery of the Transaction Documents required by the terms hereof to have been executed and delivered by the Company and each of the Subsidiaries party thereto and the consummation by the Company and such Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants and the granting of a security interest in the Collateral and Mortgaged Property (as defined in the Security Documents) have been duly authorized by the Company’s and each Subsidiary’s Board of Directors and, other than the filings specified in Section 3(e), no further filing, consent, or authorization is required by the Company, any of its Subsidiaries, their respective Board of Directors or their respective stockholders.

(iii)	This Agreement and the other Transaction Documents required by the terms hereof to have been executed and delivered have been duly executed and delivered by the Company and each of the Company’s

Subsidiaries, and constitute the legal, valid and binding obligations of the Company and each such Subsidiary, enforceable against the Company and each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)

Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Tranche A Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 150% of the aggregate of the maximum number of shares Common Stock: (i) issuable upon conversion of the Notes pursuant to Section 3 of the Notes as of the trading day immediately preceding the Tranche A Closing Date (including all interest that would have accrued through the Final Maturity Date (as defined in the Notes) and (ii) issuable upon exercise of the Warrants as of the trading day immediately preceding the Tranche A Closing Date. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Notes and Warrants is exempt from registration under the 1933 Act.

(d)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of the Subsidiaries party thereto and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and Mortgaged Property (each as defined in the relevant Security Documents) and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Petroleum Licenses), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTCBB and any other market on which the Company’s securities are traded as of the time of making this representation (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)

Consents. Except such consents required to be obtained after the Tranche A Closing Date and described in Section 4(u), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Tranche A Closing): (i) the filing of appropriate UCC financing statements and other security filings with the appropriate states and authorities pursuant to the Security Documents, including but not limited to those UCC financing statements and other filings listed on Schedule 3(e), (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and (iii) if required, the filing of a listing application for the Conversion Shares and Warrant Shares with the Principal Market, which shall be done pursuant to the rules of the Principal Market. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence or pursuant to Section 4(u). The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)

Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that an affiliate of the Buyer acted as placement agent with respect to the Securities. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer, any of its affiliates, or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision and each of its Subsidiary’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company, each of its Subsidiaries and each of their representatives.

(g)

No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Other than with respect to an affiliate of the Buyer, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h)

No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i)

Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)

Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)

SEC Documents; Financial Statements. During the two (2) years prior to such date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to such date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system (other than any correspondence filed by the Company with the SEC, including without limitation, any confidential treatment requests). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)

Absence of Certain Changes. Since September 30, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, except as filed by the Company with the SEC under the Exchange Act for any period ending on or after September 30, 2005 and prior to the Tranche A Closing Date. Except as disclosed in Schedule 3(l), since September 30, 2005, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $200,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors or the creditors of any of its Subsidiaries intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of such date, and after giving effect to the transactions contemplated hereby or by the Transaction Documents to occur at each of the Tranche A Closing and the Tranche B Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(s)), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)

No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced on or before the Tranche A Closing Date.

(n)

Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since September 30, 2005, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)

Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)

Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of such date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of such date.

(q)

Transactions With Affiliates. Except as set forth in the SEC Documents filed at least two (2) days prior to the Tranche A Closing Date and other than the grant of stock options disclosed on Schedule 3(r), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)

Equity Capitalization. As of such date, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of such date, 36,798,231 are issued and outstanding, 3,500,000 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 1,266,295 shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. Schedule 3(r) sets forth (A) the number of shares of authorized capital stock of each of the Company's Subsidiaries, (B) the number of shares of capital stock of each of the Company’s Subsidiaries that is issued and outstanding, (C) the number of shares of capital stock of each of the Company’s Subsidiaries that is reserved for issuance pursuant to such Subsidiary's stock option and purchase plans and (D) the number of shares of capital stock of each of the Company’s Subsidiaries that is reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(r): (i) none of the Company’s or any its Subsidiaries’ share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no agreements, instruments or declarations with respect to the capital stock of the Company or any of its Subsidiaries, the effect of which is the creation of a trustee relationship or other relationship which separates the beneficial ownership of such capital stock with the legal ownership of such capital stock; (vii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (ix) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (x) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents. The Company has made available to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on such date (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on such date (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. Each Subsidiary has made available to the Buyer true, correct and complete copies of such Subsidiary’s formation documents, as amended and as in effect on such date, and such Subsidiary’s bylaws, as amended and as in effect on such date.

(s)

Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the reasonably foreseeable violation of which, or reasonably foreseeable default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent

Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)

Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such.

(u)

Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(v)

Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its

Subsidiaries to any liability with respect to any of the foregoing matters.

(i)

The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)

Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (including the Petroleum Licenses pursuant to the Oil and Gas Act of 1998 (PNG)) owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all charges, liens, encumbrances and defects except with respect to encumbrances or defects, such encumbrances or defects not of public record on the Tranche A Closing Date and that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)

Petroleum Licenses. The Buyer has received a certified copy of each of the petroleum licenses described on Schedule 3(x) (the “Petroleum Licenses”) as in effect on the date of delivery, and each amendment, modification or supplement thereto. Cheetah PNG is a party to Petroleum Prospecting License Number 249, Petroleum Prospecting License Number 250, Petroleum Prospecting License Number 252 and Petroleum Retention License Number 13. Cheetah PNG has not assigned any of its rights or obligations under any of such Petroleum Licenses; provided, however, that Cheetah PNG’s interest in Petroleum Retention License Number 13 may revert in its entirety to Scotia PNG at a future date. Scotia PNG is a party to Petroleum Prospecting License Number 245, Petroleum Prospecting License Number 246 and Petroleum Retention License Number 13. Scotia PNG has not assigned an of its rights or obligations under any of such Petroleum Licenses. No Petroleum License has been Impaired and all of such Petroleum Licenses are in full force and effect. No event of force majeure (as defined in the applicable Petroleum License) has occurred and is continuing under any Petroleum License, which could reasonably be expected to have a Material Adverse Effect.

No breach of a material obligation by Cheetah PNG, Scotia PNG or, to the Company’s knowledge, by any other party has occurred and is continuing under any Petroleum License. For purposes of this Agreement, “Impair” shall mean with respect to any Petroleum License or Governmental Approval, the rescission, termination, cancellation, repeal, invalidity, suspension (other than by reason of an event of “force majeure” (as defined in such Petroleum License) to the extent suspension by reason of an event of “force majeure” (as defined in such Petroleum License) is expressly permitted by such Petroleum License or Governmental Approval or results from Applicable Law), injunction, inability to satisfy stated conditions to effectiveness or amendment, modification or supplementation, a notice of intention to forfeit, terminate, surrender, restrict, suspend or otherwise deal with the Petroleum Licenses or to show cause why it should not be forfeited, terminated, surrendered, restricted, suspended or otherwise dealt with, a notice or resumption or intended resumption, litigation, arbitration administrative proceeding or threatened litigation, arbitration or administrative proceeding or other claim or interest having priority over or competing with or likely to affect the priority contemplated by this Agreement or the other Transaction Documents. The Company represents and warrants with respect to itself and each of its Subsidiaries that, to the best of its knowledge and belief, no person alleges or makes or will allege or make any claim to any interest referred to in the definition of “Impair” or intends or has threatened to commence any proceedings or to lodge any caveat in respect of such claim.

(y)

Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened in writing, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(z)

Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(aa)

Subsidiary Rights. The Company and each of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(bb)

Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)

Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(dd)

Ranking of Notes. No Indebtedness of the Company or any of the Company’s Subsidiaries is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee)

Security Interest. The provisions of the Security Documents are effective to create, in favor of the Buyer, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral and Mortgaged Property (as defined therein), and after all necessary recordings and filings have been made in all necessary public offices (including, without limitation, the filing of financing statements under the UCC in the filing offices and jurisdictions specified in the Security Documents, the registration of each of the Deeds of Charge, PNG Share Mortgages and Mortgages of Tenements under the Companies Act 1988 (PNG), the registration of each of the Mortgages of Tenements under the Oil & Gas Act 1998 (PNG) and the approval of the Central Bank of PNG for each Guarantee executed by each Subsidiary of the Company organized under the laws of PNG, PNG Share Mortgages, and each of the Deeds of Charge and Mortgages of Tenements and after the payment of all filing, recording or other fees required in connection with the creation or perfection of such Lien) has been taken, each Security Document will create a perfected first priority Lien on, and security interest in, all right, title, estate and interest of the Company and each of its Subsidiaries in the Collateral and Mortgaged Property, prior and superior to all other Liens other than Permitted Liens and subject to priorities and restrictions established under Applicable Law. The Company is located (as defined in the UCC) in Nevada.

(ff)

Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than to the Agents), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg)

Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company and each of its Subsidiaries, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(hh)

Cash Balances. Schedule 3(hh) sets forth the Cash Balances of the Company and each Subsidiary as of December 31, 2005. Schedule 3(a) sets forth the Cash Balances of the Company and each Subsidiary as of February 28, 2006. For purposes of this Section, “Cash Balances” shall mean, at any date, the difference between (A) aggregate amount of all cash and cash equivalents (not including restricted cash) and short term investments shown or reflected on the Company’s balance sheet as at such date minus (B) the unpaid principal balance of the Permitted Indebtedness (as defined in the Notes) on such date.

(ii)

Immunity. In any proceedings in any jurisdiction in which the Company or any of its Subsidiaries is organized or operating, the Company and each of its Subsidiaries is subject to civil and commercial law with respect to its obligations under this Agreement and the other Transaction Documents to which it is a party, and the making and performance of this Agreement and such other Transaction Documents constitute private and commercial acts rather than governmental or public acts. Neither the Company, any of its Subsidiaries nor any of their property or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement or such other Transaction Documents.

(jj)

Due Execution. Each of the agreements (including but not limited to the Petroleum Licenses) to which the Company or the Company’s Subsidiaries is a party has been duly executed and delivered by the Company or the Company’s Subsidiaries and constitutes the legal, valid and binding obligation of the Company or the Company’s Subsidiaries, enforceable against the Company or the Company’s Subsidiaries in accordance with its terms, except as the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(kk)

Investment Company. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment advisor” within the meaning of the Investment Company Act of 1940, as amended.

(ll)

ERISA Matters. The Company does not maintain any Plans, or contribute to any Multiemployer Plans. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is obligated to contribute. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(mm)

Certificate of Registration. The Company or its Subsidiaries have filed the application for Cheetah PNG’s Certificate of registration to carry on business as a foreign enterprise under the Investment Promotion Act, on or before March 14, 2006.

4.	COVENANTS.
(a)

Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement. Upon the satisfaction of each of the conditions in Sections 6 and 7 of this Agreement, the Company agrees to promptly deliver to the Buyer evidence of the satisfaction of each of such conditions.

(b)

Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Tranche A Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Tranche A Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Tranche A Closing Date; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

(c)

Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Warrant Shares and none of the Notes are outstanding (the “Reporting Period”), and other than in accordance with the Notes and Warrants, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings.

(d)

Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes, including, to drill and complete wells in PNG and to shoot seismic in PNG. Neither the Company nor any of its Subsidiaries shall use the proceeds from the sale of the Securities for the (i) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities.

(e)

Financial Information. The Company agrees to send the following to the Buyer during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)

Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed and in accordance with the Notes and Warrants, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)	Fees.
(i)

On the Tranche A Closing Date, the Company shall pay to the Buyer a facility fee in the amount of 1.5% of the aggregate principal amount of the Notes issued on the Tranche A Closing Date. On the Tranche B Closing Date, the Company shall pay to the Buyer a facility fee in the amount of 1.5% of the aggregate principal amount of the Notes issued on the Tranche B Closing Date. The amount of the facility fee shall be withheld by the Buyer from the Tranche A Purchase Price and the Tranche B Purchase Price, as applicable.

(ii)

Subject to Section 8 below, at the Tranche A Closing, the Company shall pay all out-of-pocket expenses incurred by the Buyer, including the reasonable fees and costs of counsel in connection with the preparation and negotiation of the Transaction Documents, including the filing, registration, recording, perfection or release of any security interest contemplated by any Security Document (whether or not the transactions contemplated hereby or thereby shall be consummated), which amount shall be withheld by the Buyer from the Tranche A Purchase Price at the Tranche A Closing. The Company shall also reimburse Buyer for the costs of performing UCC, tax and judgment lien searches. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out of pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(h)

Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)	Disclosure of Transactions and Other Material Information.
(i)

On or before 8:30 a.m., New York time, on the first Business Day following the Tranche A Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the form of Warrant, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Buyer. If the Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyer shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(ii)

The Company will furnish written notice of each of the following events, occurrences, and conditions to the Buyer: (1) promptly, and in any event not later than two (2) Business Days after the Company or any of its Subsidiaries obtains knowledge thereof, the occurrence of any Default or Event of Default (as defined in the Notes); (2) not later than two (2) Business Days after the Company or any of its Subsidiaries obtains knowledge thereof, (i) the filing or commencement of any legal action, suit or proceeding against the Company or any of its Subsidiaries, (ii) the loss of any required Governmental Approvals, and (iii) any other significant events (including any charge, lien, encumbrance or defect with respect to any property owned by the Company or any of its Subsidiaries); and (3) as promptly as possible following any request therefor such other information as the Buyer may reasonably request.

(j)

Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, (i) the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the Buyer and (ii) the Company shall not permit any of its direct or indirect Subsidiaries to, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any such Subsidiary’s capital stock or other equity interests unless (A) such dividend or distribution is to the Company or to any of the Company’s Subsidiaries or (B) with the prior express written consent of the Buyer.

(k)

Maintenance of Lien. The Company shall take, or cause to be taken, all action reasonably required to establish, maintain and protect good title to or interest in the Collateral and Mortgaged Property free and clear of Liens other than Permitted Liens and the Liens created by the Security Documents and the priority thereof (including payment of stamp duty), subject to the priorities and restrictions established under Applicable Law. The Company shall from time to time execute or cause to be executed further instruments

(including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by the Buyer or that, to the knowledge of the Company, are necessary for such purposes. The Company shall promptly discharge at the Company’s cost and expense, any Lien (other than Permitted Liens) on the Collateral and Mortgaged Property.

(l)

Additional Notes; Variable Securities; Dilutive Issuances. So long as the Buyer beneficially owns any of the Notes or any of the Notes are otherwise outstanding, the Company will not issue any Notes or any other Indebtedness other than to the Buyer as contemplated hereby or other Permitted Indebtedness (as defined in the Notes) and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Notes remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(m)

Fundamental Transactions. So long as the Buyer beneficially owns any Notes or any of the Notes remain outstanding, neither the Company nor any of its Subsidiaries shall be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(n)

Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Tranche A Closing Date, 150% of the number of shares of Common Stock issuable upon conversion of all of the Notes

(including all accrued interest) and shares of Common Stock issuable upon exercise of all of the Warrants.

(o)

Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company shall, and shall cause each of its Subsidiaries to, pay any account, contractual obligation or any other form of obligation owing by the Company or any of its Subsidiaries strictly in accordance with the terms of such account, contractual obligation or other obligation.

(p)

Corporate Existence. The Company shall and shall cause each of its Subsidiaries to at all times preserve and maintain in full force and effect (a) its legal existence in the jurisdiction in which the Company or such Subsidiary is formed, (b) its qualification to do business in each other jurisdiction where such qualification is required and (c) all of its licenses, rights, privileges and franchises necessary for the maintenance of its existence and its qualification to do business.

(q)

Charter Documents. The Company shall not and shall not permit any of its Subsidiaries to amend or modify its Charter Documents. For purposes of this Agreement, “Charter Documents” means, with respect to any Person, the articles or certificates of incorporation or association and by-laws or such other document or instruments which are required to be registered or lodged in the place of incorporation, organization or formation of such Person and which establish the legal personality of such Person.

(r)

Disposition of Assets. The Company shall not and shall not permit any of its Subsidiaries to sell, convey, lease, transfer, abandon or otherwise dispose of any of its assets (whether now owned or hereafter acquired), except that the Company may dispose of any obsolete, worn-out, superfluous or replaced assets in the ordinary course of business.

(s)

Investments. The Company shall not and shall not permit any of its Subsidiaries to purchase or acquire any assets or make any Investments other than assets reasonably required in the ordinary course of business.  For purposes of this Agreement, “Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

(t)	Petroleum Licenses.
(i)

The Company shall and shall cause Cheetah PNG and Scotia PNG to: (A) perform and observe all of its material covenants and obligations contained in each of the Petroleum Licenses, (B) take all reasonable and necessary action to prevent the termination or cancellation of any Petroleum License prior to its scheduled termination date and (C) enforce against each counterparty thereto each material covenant or obligation under such Petroleum License in accordance with its terms.

(ii)

The Company shall not and shall not permit any of its Subsidiaries to (A) cancel or terminate any Petroleum License or consent to or accept any cancellation or termination thereof prior to the scheduled expiration thereof, (B) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Petroleum License, (C) waive any default under or breach of any material provision of any Petroleum License to which it is a party, or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect thereof, or (D) amend, supplement, modify or in any way vary or agree to any variation of any provision of any Petroleum License to which it is party, or of the performance of any material covenant or obligation by any counterparty to any Petroleum License.

(u)

PNG Security Documents. The Company shall use its best efforts and all due diligence to obtain and cause to be delivered to the Buyer, as promptly as practicable, but in no case later than 45 days following the Tranche A Closing Date, each of the following:

(i)	the Guarantee executed by each of Cheetah PNG and Scotia PNG;
(ii)

(A) the Pledge and Security Agreement executed by each of Cheetah BC, Cheetah PNG, Scotia BC and Scotia PNG in respect of its non-PNG assets and (B) each Deed of Charge, PNG Share Mortgage and Mortgage of Tenements executed by Cheetah PNG, Scotia PNG and Cheetah BC (as appropriate) covering all PNG assets of the Company and its Subsidiaries;

(iii)

in accordance with the terms of such Security Documents, the Company shall have delivered to the Buyer certificates of Cheetah PNG and Scotia PNG, representing the shares of capital stock of Cheetah PNG and Scotia PNG pledged under the Security Documents, along with duly executed blank stock powers or other form of stock assignment instruments acceptable to Buyer.

(iv)

the opinion of O’Brien Lawyers, the Company’s outside Papua New Guinea counsel, dated as of the execution and delivery date of each of the Transaction Documents required to be delivered pursuant to this Section 4(u)(iv), in substantially the form of Exhibit L attached hereto.

(v)

to the extent that a Security Document creates, assigns or otherwise disposes of any interest in licenses under the Oil and Gas Act (PNG), the approval of each Security Document by the relevant Minister and evidence that each Security Document which must be registered has been registered under and in accordance with the Oil & Gas Act (PNG);

(vi)

exchange control authority by the Bank of PNG, as required under the Central Banking (Foreign Exchange and Gold) Regulation to effect the transactions contemplated under any of the Transaction Documents;

(vii)

an extract of the minutes of the meetings of the Directors of each of Cheetah PNG and Scotia PNG authorizing the execution, delivery and performance of its obligations under each Transaction Document to which it is a party, explaining why it is in its best interest to enter into the Transaction Documents to which it is a party and approving the financial assistance provided in connection with the Transaction Documents;

(viii)

an extract of the minutes of the meetings of the shareholders of each of Cheetah PNG and Scotia PNG authorizing by special resolution the execution, delivery and performance of the obligations of each of Cheetah PNG and Scotia PNG (as the case may be) to enter into each Transaction Document to which it is a party and all other related transactions contemplated thereby to which Cheetah PNG or Scotia PNG (as the case may be) is a party in accordance with section 110 of the Companies Act;

(ix)	Cheetah PNG’s certificate of registration to carry on business as a foreign enterprise under the Investment Promotion Act 1992;
(x)	evidence that Cheetah BC has paid all amounts outstanding in respect of its shareholding in Cheetah PNG and
(xi)

evidence that each Security Document has or will be stamped, or the Buyer is satisfied that Cheetah PNG, Cheetah BC, Scotia PNG or the Company has or will have available sufficient funds for stamp duty (including by delivery to the Buyer of a cheque for an amount of money for payment of stamp duty) payable on the Security Documents and any documents necessary to effect stamping.

(v)

Setoff Agreements. The Company shall not and shall not permit any of its Subsidiaries to permit the cash balance in any “setoff” accounts or similar accounts located in PNG to exceed $50,000 in the case of a single “setoff” account or $250,000 in the aggregate with respect to all “setoff” accounts or similar accounts. The Company shall not and shall not permit any of its Subsidiaries to enter into any other setoff or other similar agreements after the date of this Agreement.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)

Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by the Buyer or its legal representatives.

(b)

Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit J attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
(a)

Tranche A Closing Date. The obligation of the Company hereunder to issue and sell the Notes and the Warrants to the Buyer at the Tranche A Closing is subject to the satisfaction, at or before the Tranche A Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)	The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(ii)

The Buyer shall have delivered to the Company the Tranche A Purchase Price (less the amounts withheld pursuant to Section 4(g)) for the Notes and the Warrants being purchased by the Buyer at the Tranche A Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)

The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Tranche A Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Tranche A Closing Date.

(b)

Tranche B Closing Date. The obligation of the Company hereunder to issue and sell the Notes to the Buyer at the Tranche B Closing is subject to the satisfaction, at or before the Tranche B Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)

The Buyer shall have delivered to the Company the Tranche B Purchase Price (less the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by the Buyer at the Tranche B Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii)

The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Tranche B Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Tranche B Closing Date.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
(a)

Tranche A Closing Date. The obligation of the Buyer hereunder to purchase the Notes and the related Warrants at the Tranche A Closing is subject to the satisfaction, at or before the Tranche A Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)

The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have duly executed and delivered to the Buyer: (A) the Notes (in such principal amounts as the Buyer shall request) being purchased by the Buyer at the Tranche A Closing pursuant to this Agreement, (B) the Warrants being purchased by the Buyer at the Tranche A Closing pursuant to this Agreement; (C) the Pledge and Security Agreement; and (D) each of the other Transaction Documents other than the Transaction Documents required to be delivered after the Tranche A Closing Date pursuant to Section 4(u) of this Agreement.

(ii)

The Buyer shall have received (A) the opinion of Clark Wilson LLP, the Company’s outside New York and British Columbia counsel, dated as of the Tranche A Closing Date, in substantially the form of Exhibit K attached hereto, (B) the perfection opinion of

Williams, Kastner & Gibbs PLLC, in form and substance satisfactory to Buyer and (C) an opinion of O’Brien Lawyers, the Company’s outside Papua New Guinea counsel, in form and substance satisfactory to the Buyer.

(iii)

The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit J attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)

The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) days of the Tranche A Closing Date.

(v)

The Company shall have delivered to the Buyer a certificate evidencing the Company’s and each of its Subsidiaries qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and its Subsidiaries conducts business, as of a date within one (1) day of the Tranche A Closing Date.

(vi)

The Company shall have delivered to the Buyer (A) a certified copy of the Certificate of Incorporation for the Company as certified by the Secretary of State of the State of Nevada within four (4) days before the Tranche A Closing Date, (B) a certified copy of each of the Certificates of Incorporation for Cheetah BC and Scotia BC, as certified by the Registrar of Companies of the Province of British Columbia within four (4) days before the Tranche A Closing Date; (C) a certified copy of each of the Certificates of Incorporation under the Companies Act 1997 (PNG) for each of Scotia PNG and Cheetah PNG; (D) a certificate of registration to carry on business as a foreign enterprise under the Investment Promotion Act 1992 (PNG) for each of Scotia PNG and Cheetah PNG.

(vii)	The Company shall have delivered to the Buyer a certificate in the form attached hereto as Exhibit M, executed by the Secretary of the Company and each of its

Subsidiaries and dated as of the Tranche A Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of its Subsidiaries’ Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(viii)

The Company shall have delivered to the Buyer an Indemnity and Release Agreement by and among Cheetah BC, Georgina Martin and Hari Sharma, in their capacity as shareholders of Cheetah PNG (whether past or present), and Cheetah PNG, the Company and the Buyer, regarding the shareholding of Cheetah PNG in form and substance acceptable to the Buyer;

(ix)

The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Tranche A Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche A Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Tranche A Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit N.

(x)

The Company shall have delivered to the Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Tranche A Closing Date.

(xi)

The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Tranche A Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Tranche A Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary to be obtained prior to the Tranche A Closing Date for the sale of the Securities.
(xiii)

In accordance with the terms of the Security Documents, the Company shall have delivered to the Buyer certificates of Cheetah BC and Scotia BC, representing the shares of capital stock of Cheetah BC and Scotia BC pledged under the Security Documents, along with duly executed blank stock powers.

(xiv)

The Company shall have delivered evidence to the Buyer, in form and substance satisfactory to Buyer, that all charges filed against Cheetah PNG (including, without limitation, (A) the Charge registered under Registration Number 16109 registered on 1 March 2004 in favor of Bank of South Pacific Limited securing a bank approved line of credit, (B) the Charge registered under Registration Number 16209 registered on 28 April 2004 in favor of Bank of South Pacific Limited, securing a bank approved line of credit and (C) the Charge registered under Registration Number 17124 registered on 12 November 2005 in favor of Australia and New Zealand Bank Group (PNG) Limited (“ANZ PNG”), securing all moneys now or in the future owed to ANZ PNG) have been released and each such charge ceases to affect the property the subject of such charge.

(xv)

The Company shall have delivered evidence to the Buyer, in form and substance satisfactory to Buyer, that all charges filed against Scotia PNG (including, without limitation, the Charge registered under Registration Number 15954 registered on 20 October 2003 in favor of Bank of South Pacific Limited, securing a bank approved line of credit) have been released and such charge ceases to affect the property the subject of such charge.

(xvi)	The Company shall have delivered evidence to the Buyer that any and all Declarations of Trust (or similar trust arrangements) pursuant to which a trustee(s) holds the capital stock of any of the Company or any of its Subsidiaries, have been irrevocably terminated and all of such shares of capital stock have been transferred to the beneficial owners thereof.

(xvii)	The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.
(b)

Tranche B Closing Date. The obligation of the Buyer hereunder to purchase the Notes at the Tranche B Closing is subject to the satisfaction, at or before the Tranche B Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)

The Company shall have duly executed and delivered to the Buyer the Notes (in such principal amounts as the Buyer shall request) being purchased by the Buyer at the Tranche B Closing pursuant to this Agreement.

(ii)

Each of the conditions provided for under Section 7(a) shall be satisfied as of the Tranche B Closing Date (with the term “Tranche B Closing Date” substituted wherever the term “Tranche A Closing Date” appears); provided, however, that this Section 7(b)(ii) shall not apply with respect to the condition provided for in Section 7(a)(i)(B).

(iii)

On or prior to June 30, 2006, (A) The Buyer shall have received satisfactory evidence that the arithmetic average of the Weighted Average Price of the Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Tranche B Closing Date shall be at least $5.50 per share of Common Stock; (B) as determined in the sole discretion of the Buyer (i) the well test design shall meet with the satisfaction and approval of the Buyer, (ii) the results of the well limits test shall meet with the satisfaction and approval of the Buyer and (iii) the reserves shall be sufficient to justify field development; and (C) as determined in the sole discretion of the Buyer, there shall not have occurred any material adverse change on the potential marketability of gas produced from the Kuru field or the development potential of the Kuru field. For purposes of this Agreement, “Weighted

Average Price” means the dollar volume-weighted average price for the Common Stock on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Weighted Average Price shall be the fair market value as mutually determined by the Company and the Buyer. If the Company and the Buyer are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 22 of the Note. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(iv)	Each of the obligations of the Company set forth in Section 4(u) shall have been satisfied on or before the date 45 days after the Tranche A Closing Date.
(v)	The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

8.

TERMINATION. In the event that the Tranche A Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Buyer for the expenses described in Section 4(g) above.

9.	MISCELLANEOUS.
(a)

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in The City of New York, Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)

Agent for Service of Process. The Company hereby appoints CT Corporation System (at its office located at 111 Eighth Avenue, 13th Floor, New York, New York 10011) as its agent for service of process to accept service of any writ, process or summons in respect of any legal actions or proceedings arising out of or based on this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d)	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(e)

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)

Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(f) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.

(g)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(h)	If to the Company:

Cheetah Oil & Gas Ltd.

Box 172, Station A,

Nanaimo, British Columbia, Canada

V9R 5K9

Telephone: (250) 714-1191

Facsimile: (250) 714-1186

Attention: Georgina Martin

(i)	If to the Transfer Agent:

Atlas Stock Transfer Corporation

Suite 24, 5899 South State Street

Salt Lake City, Utah 84107

Telephone: (801) 288-7151

Facsimile: (801) 262-0007

Attention: Shareholder Services

(j)	If to the Buyer:

Macquarie Holdings (USA) Inc.

c/o Macquarie Securities (USA) Inc.

333 Clay Street, Suite 4550

Houston, TX 77002

Telephone: (713) 333-8239

Facsimile: (713) 980-2979

Attention: Michael Lou

(k)	Macquarie Holdings (USA) Inc.

c/o Macquarie Securities (USA) Inc.

125 West 55th Street

New York, NY 10019

Telephone: (212) 231-1000

Facsimile: (212) 231-1919

Attention: Legal Counsel

(l)	with a copy (for informational purposes only) to:

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036-4039

Telephone: (212) 858-1143

Facsimile: (212) 298-9931

Attention: Ronald A. Fleming, Jr.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(m)

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). The Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by the Buyer of any of the Securities in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(n)

No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o)

Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.

(p)

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(q)

Indemnification. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material inaccuracy in any representation or warranty made by the Company in the Transaction Documents or any inaccuracy in any representation or warranty in the Transaction Documents that is qualified by materiality or Material Adverse Effect, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiaries contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause (iii) shall not be available to the extent arising primarily from the Buyer’s fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(l) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(r)

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(s)

Remedies. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(t)

Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CHEETAH OIL & GAS LTD.

By:	/s/ Garth Braun
Name: Garth Braun
Title: President

BUYER:

MACQUARIE HOLDINGS (USA) INC.

By:	/s/ Murray Bleach
Name: Murray Bleach
Title: Executive Director

TABLE OF CONTENTS

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Pledge and Security Agreement
Exhibit E	Form of Guarantee
Exhibit F	Form of Deed of Charge
Exhibit G	Form of Mortgage of Tenements
Exhibit H	Form of PNG Share Mortgage
Exhibit I	[Intentionally Omitted]
Exhibit J	Form of Irrevocable Transfer Agent Instructions
Exhibit K	Form of New York and British Columbia Counsel Opinion
Exhibit L	Form of Papua New Guinea Counsel Opinion
Exhibit M	Form of Secretary’s Certificate
Exhibit N	Form of Officer’s Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries and Assets
Schedule 3(e)	Financing Statements and Other Security Filings
Schedule 3(l)	Absence of Certain Changes
Schedule 3(r)	Equity Capitalization of Subsidiaries
Schedule 3(x)	Petroleum Licenses
Schedule 3(hh)	Cash Balances

SCHEDULE 3(a)

SUBSIDIARIES AND ASSETS

Direct Subsidiaries of the Company:

Cheetah Oil & Gas Ltd.

Direct Subsidiaries of Cheetah BC:

Scotia Petroleum Inc.

Cheetah Oil & Gas PNG Limited

Direct Subsidiaries of Cheetah Oil & Gas PNG Limited:

Scotia Petroleum Inc. Limited.

SCHEDULE 3(e)

FINANCING STATEMENTS AND OTHER SECURITY FILINGS

1.	Registration with PNG Companies Office of Deeds of Charge, Mortgages of Tenements and PNG Share Mortgages under Companies Act 1997 (PNG).
2.	Registration of Mortgages of Tenements under Oil & Gas Act 1998 (PNG).
3.

PNG Central Bank approval of each Guarantee executed by each Subsidiary organized under the laws of PNG, Deeds of Charge, Mortgages of Tenements and PNG Share Mortgages and Pledge and Securities Agreement (to which Scotia PNG and Cheetah PNG are party).

SCHEDULE 3(l)

CHANGES SINCE SEPTEMBER 30, 2005

None.

EXECUTION COPY

SCHEDULE 3(r)

EQUITY CAPITALIZATION OF SUBSIDIARIES

Subsidiary	Authorized Capital Stock	Issued and Outstanding	Legal and Beneficial Owner of Stock	Reserved for Issuance for Stock Option/ Purchase Plans	Reserved for Issuance Pursuant to Securities Convertible into Capital Stock
Cheetah Oil & Gas Ltd. (BC entity)	10,000 Class A 10,000 Class B 10,000 Class C 1,000,000 Class D 1,000,000 Class E	100	Cheetah Oil & Gas Ltd. (Nevada entity)	0	0
Scotia Petroleum Inc. (BC entity)	100,000,000	37,018,829	Cheetah Oil & Gas Ltd. (BC entity)	0	0
Cheetah Oil & Gas PNG Limited	16,000	16,000	Cheetah Oil & Gas Ltd. (BC entity)	0	0
Scotia Petroleum Inc. Limited	900	900	Cheetah Oil & Gas PNG Limited	0	0

Outstanding Indebtedness

1.	Subordinated Loan from Garth Braun to the Company in the amount of $183,935.00.
2.	Subordinated Loan from C.A.B. Financial to the Company in the amount of $50,000.00.
3.	Subordinated Loan from 658111 B.C. Ltd. to the Company in the amount of $100,000.

73

EXECUTION COPY

4.	Subordinated Loan from Gladys Jenks to the Company in the amount of $100,000.

73

EXECUTION COPY

SCHEDULE 3(x)

PETROLEUM LICENSES

License Holder	License Number
Cheetah Oil & Gas PNG Limited	PPL 249 PPL 250 PPL 252 PRL 13 (85%)
Scotia Petroleum Inc. Limited	PPL 245 PPL 246 PRL 13 (15%)

75

EXECUTION COPY

SCHEDULE 3(hh)

CASH BALANCES AT DECEMBER 31, 2005

Entity Name	Cash Balance
Cheetah Oil & Gas Limited (Nevada entity)	$591,025
Cheetah Oil & Gas Limited (BC entity)	$3,824
Scotia Petroleum Inc.	$0
Cheetah Oil & Gas PNG Limited	$43,476
Scotia Petroleum Inc. Limited	$70,000